UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM.5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 30, 2012, Preformed Line Products Company (the “Company”) held its annual meeting of shareholders at its principal executive offices in Mayfield Village, Ohio. At the meeting, the shareholders voted on several proposals, the results of which are as follows:

1. Director Elections. The shareholders voted to re-elect certain persons to the Board of Directors for a term expiring at the 2014 annual meeting of the shareholders. The individuals listed below were elected to the Company’s Board of Directors, each to hold office until the designated annual meeting or until his successor is elected and qualified, or until his earlier resignation. The table below indicates the votes for, votes withheld, abstentions and broker non-votes for the election of the four director nominees.

	Term Expiring	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Glenn E. Corlett	2014	4,157,727	142,460	0	563,491
Michael E. Gibbons	2014	4,159,527	140,660	0	563,491
R. Steven Kestner	2014	3,636,148	664,039	0	563,491
Randall M. Ruhlman	2014	3,690,168	610,019	0	563,491

2. Ratification of the Appointment of Ernst & Young LLP. The shareholders voted to approve the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The table below indicates the votes for, votes against, abstentions and broker non-votes on this proposal.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	4,838,832	21,908	0	2,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel &
Corporate Secretary

DATED: May 1, 2012